SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) NOVEMBER 8, 2002

OSI SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California	000-23125	33-0238801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12525 CHADRON AVENUE
HAWTHORNE, CALIFORNIA 90250
(Address of principal executive offices, including zip code)

(310) 978-0516
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On November 8, 2002, OSI Systems, Inc. (the “Company”) completed the acquisition of Ancore Corporation, a Delaware corporation (“Ancore”). The acquisition was completed by a merger of OSI Subsidiary, Inc., a wholly owned subsidiary of the Company formed for the purpose of consummating the merger transaction (“OSI Subsidiary”), with and into Ancore, with Ancore being the surviving corporation. As a result of the merger transaction, Ancore has become a wholly owned subsidiary of the Company.

As consideration for the merger, at the closing, the Company: (i) issued to Ancore’s stockholders an aggregate of 347,890 shares of its common stock, to be allocated among Ancore’s stockholders in order of preference based on the class of stock held by each such stockholder; and (ii) paid an aggregate of $2,000,000 in cash, to be allocated first to the payment of fees incurred by Ancore in course of the transaction, then to the repayment of certain promissory notes issued by Ancore, and then among Ancore’s stockholders in order of preference based on the class of stock held by each such stockholder. In addition, the Company has a contingent obligation to make future payments to Ancore’s stockholders as follows: (i) a cash payment of $2,000,000 in the event of (a) the receipt by Ancore of certain purchase orders resulting in fees of not less than $3,700,000, and (b) the receipt by Ancore of not less than $600,000 from a past due account receivable; (ii) a payment, in the form of cash or the Company’s common stock (as determined by the Company in its sole discretion), equal to 67% of amounts evidenced by certain Ancore receipts, purchase orders, contracts, grants and other commitments received prior to April 30, 2003, which payment shall not exceed an amount equal to $4,688,000 less the dollar amount of certain purchase orders and receipts; and (iii) payments, in cash or the Company’s common stock (at the Company’s election), equal to 6% of revenues received by the Company or its affiliates from the sale, license, lease or distribution of certain inspection systems to be developed by Ancore (the “Revenue Payments”), which Revenue Payments shall exceed neither $750,000 per system nor $34,000,000 in the aggregate.

The acquisition was made pursuant to a Merger Agreement and Plan of Reorganization dated October 31, 2002, by and among the Company, OSI Subsidiary, Ancore and certain of Ancore’s stockholders (the “Merger Agreement”).

Prior to the date of the Merger Agreement, there were no material relationships between the Company and any of the Company’s affiliates and any of Ancore’s directors, officers or stockholders.

The Merger Agreement is attached hereto as Exhibits 99.1 is incorporated herein by reference and the foregoing summary of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to such agreement.

ITEM 7. EXHIBITS

(c) Exhibits.

99.1
Merger Agreement dated October 31, 2002 by and among Ancore Corporation, a Delaware corporation; Certain Stockholders of Ancore Corporation; OSI Subsidiary, Inc., a Delaware corporation; and OSI Systems, Inc., a California corporation.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.

By:	/s/ Deepak Chopra
Deepak Chopra President and Chief Executive Officer

Dated:	November 13, 2002